Exhibit 99.3

FOR IMMEDIATE RELEASE	CONTACT:	Kristin Brown
Redwood Trust, Inc.		Investor Relations
Thursday, August 3, 2017		(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND
FOR THE THIRD QUARTER OF 2017

MILL VALLEY, CA – Thursday, August 3, 2017 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a third quarter regular dividend of $0.28 per share. The third quarter 2017 dividend is payable on September 29, 2017 to stockholders of record on September 15, 2017.
"The payment of regular dividends remains a priority for Redwood. Our third quarter dividend will mark our 73rd consecutive quarterly dividend,” said Marty Hughes, Redwood's Chief Executive Officer.
For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.